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EXHIBIT (23) -- CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 and S-3 No. 33-54732 and Form S-8 No. 2-67874) pertaining to the 1988 Incentive Equity Performance Plan and the 1978 Nonqualified Incentive Stock Option Plan of our report dated January 20, 1995, with respect to the consolidated financial statements and schedules of The Lamson & Sessions Co. included in the Annual Report (Form 10-K) for the year ended December 31, 1994.




                               ERNST & YOUNG LLP





Cleveland, Ohio
February 24, 1995




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L1773   (02/23/95)